CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (a) our report dated September 13, 1996, except for the first paragraph of Note 9 which is as of March 7, 1997, on the consolidated financial statements of Chesapeake Energy Corporation (the "Company") for the year ended June 30, 1996 and (b) our report dated September 13, 1996 on the financial statements of Chesapeake Exploration Limited Partnership for the year ended June 30, 1996, each appearing in the Company's Registration Statement on Form S-4 (File No. 333-24995).


                                  COOPERS & LYBRAND L.L.P.
                                  Coopers & Lybrand L.L.P.


Oklahoma City, Oklahoma
May 9, 1997